Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Boise Cascade Company:

We consent to the use of our report dated March 7, 2013, except as to Note 18, which is as of April 1, 2013, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

November 1, 2013